POWER OF ATTORNEY
         The undersigned, a Trustee of State Street Research Securities Trust ("Trust"), a Massachusetts business trust, hereby constitutes and appoints Francis J. McNamara, III and Darman A. Wing as the true and lawful attorneys of the undersigned, with full power to each of them alone to sign for the undersigned, in the name and in the capacity of the undersigned indicated below, any Registration Statements and any and all amendments thereto of the Trust filed with the Securities and Exchange Commission and generally to do all such things in the name and in the indicated capacity of the undersigned as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming the signature of the undersigned as it has been and may be signed by said attorneys to said Registration Statements, and any and all amendments thereto.

         IN WITNESS WHEREOF, executed the 31st day of August, 1999.

Signature                                    Capacity

/s/ Bruce R. Bond
-----------------------                      Trustee
    Bruce R. Bond